csfb_03-ar24_g5_prelim – Price/Yield – VA1 CSFB 2003-AR24 CLASS V-A-1
Balance	CONTACT DESK	Delay	0	Index	LIBOR_1MO | 1.11	WAC(5)	6.4095
Coupon*	1.510	Dated	9/30/2003	Mult / Margin	1 / 0.40	NET(5)	6.1268
Settle	9/30/2003	First Payment	10/25/2003	HARD CAP	11.00%	WAM(5)	357

*COUPON: WILL EQUAL THE LESSER OF (I) ONE-MONTH LIBOR PLUS THE INDICATED CERTIFICATE MARGIN, (II) THE NET FUNDS CAP, AND III) THE INDICATED HARD CAP. RUN TO THE GROUP V 5% CALL

Price	10 CPR, Call (Y)	15 CPR, Call (Y)	20 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)	55 CPR, Call (Y)
100	1.515	1.515	1.515	1.515	1.515	1.515	1.515	1.515	1.515	1.515	Yield
100	40	40	40	40	40	40	40	40	40	40	Disc Margin

WAL	7.17	5.08	3.85	3.05	2.48	2.07	1.74	1.48	1.27	1.09
Mod Durn	6.60	4.79	3.68	2.95	2.42	2.02	1.72	1.47	1.26	1.08
Principal Window	Oct03 – Dec24	Oct03 – Aug19	Oct03 – Jan16	Oct03 – Jul13	Oct03 – Oct11	Oct03 – Jun10	Oct03 – Jun09	Oct03 – Aug08	Oct03 – Dec07	Oct03 – Jun07

LIBOR_1MO	1.11	1.11	1.11	1.11	1.11	1.11	1.11	1.11	1.11	1.11
LIBOR_6MO	1.19	1.19	1.19	1.19	1.19	1.19	1.19	1.19	1.19	1.19
LIBOR_1YR	1.395	1.395	1.395	1.395	1.395	1.395	1.395	1.395	1.395	1.395
CMT_1YR	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

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